UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 2, 1997



                          DOCTORS HEALTH SYSTEM, INC.
             (Exact name of registrant as specified in its charter)



          MARYLAND                   333-1926           52-1907421
 (State or other jurisdiction of    (Commission         (I.R.S. Employer
  incorporation or organization)    File Number)        Identification Number)



                             10451 Mill Run Circle
                                   10th Floor
                             Owings Mills, Maryland
                                     21117
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (410) 654-5800
              (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant

                  Effective on May 28, 1997, Doctors Health System, Inc., a Maryland Corporation ("Doctors Health"), dismissed its principal accountant, Grant Thornton, LLP ("Grant Thornton"), and authorized the engagement of Arthur Andersen, LLP as Doctors Health's principal accountant.

                  Grant Thornton acted as Doctors Health's principal accountant on the financial statements as of and for the fiscal years ended June 30, 1995 and June 30, 1996 (collectively, the "Financial Statements"). Such Financial Statements did not contain an adverse opinion or a disclaimer of opinion and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

                  The decision to change accountants was recommended by the Finance and Audit Committee of the Board of Directors on May 16, 1997 and approved by the Board of Directors of Doctors Health on May 28, 1997.

                  During the two most recent fiscal years and all subsequent interim periods prior to the change in principal accountant, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Item 7.  Exhibits

Number            Title

   1 Letter from Grant Thornton, LLP to the Securities and Exchange Commission dated June 2, 1997.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   DOCTORS HEALTH SYSTEM, INC.



Date:      June 2, 1997                            /s/ John R. Dwyer Jr.
                                                   --------------------
                                                   John R. Dwyer Jr.
                                                   Chief Financial Officer